SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2009

GSV, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23901	13-3979226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Post Road, Westport, CT 06880
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:   (203) 221-2690

N/A
(Former name or former address, if changed since last report)

Forward-Looking Statements

Some of the statements in this document are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact.  You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions.  GSV, Inc. (“GSV”) cannot guarantee its future results, performance or achievements. GSV’s actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements.  You are cautioned not to place undue reliance on any forward- looking statements.  Potential risks and uncertainties that could affect GSV’s future operating results include, but are not limited to, its limited operating history, history of losses, need to raise additional capital, and the high risk nature of its business, as well as other risks described in GSV’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2009, GSV and D. Emerald Investments Ltd. (“Emerald”) entered into an agreement dated as of May 10, 2009 (the “Extension Agreement”), pursuant to which GSV and Emerald agreed to extend and renew an 8% convertible promissory note in the principal amount of $200,000 (the “Original Note”) and a warrant to purchase 1,142,857 shares of GSV’s common stock, par value $.001 per share, at an exercise price of $.70 per share (the “Original Warrant”).  The Original Note and Original Warrant were issued pursuant to a Purchase Agreement dated as of May 11, 2004 between Emerald and GSV, and had previously been amended by agreements dated as of May 10, 2005, May 10, 2006 May 10, 2007 and May 10, 2008 between the parties.  Pursuant to the Extension Agreement, the Original Note has been amended and restated in a substitute note with a maturity date of July 10, 2010 (the “Substitute Note”) and the Original Warrant has been amended and restated in a substitute warrant with an expiration date of May 10, 2010 (the “Substitute Warrant”).

The Substitute Note bears interest at the rate of 8% per annum, payable quarterly in arrears.  On May 10, 2009, there was $93,866 of interest accrued on the Substitute Note.  The calculation of interest has been modified so that the accrued interest includes interest on all previously accrued interest from the date of the note; and going forward interest will continue to accrue on accrued and unpaid interest.  Principal and accrued interest on the Substitute Note is convertible at a price of $.70 per share at any time prior to July 10, 2010.  The Substitute Note provides that if the principal and interest due on the maturity date is not paid, the Note will bear interest at a default rate of 12% per annum.  Upon the occurrence of an event of default, Emerald may, at its sole option, declare the entire principal amount of the Substitute Note and any interest due thereon immediately due and payable.  Events of default include failure to pay the principal amount on the maturity date or any interest when due, commencement by GSV or against GSV of any proceeding or other action relating to bankruptcy or reorganization, GSV’s breach or failure to perform or observe any obligation contained in the Substitute Note, Purchase Agreement or Substitute Warrant or GSV’s failure to ensure that any conversion of the Substitute Note is effected upon request.  Payment and performance under the Substitute Note is guaranteed by Polystick U.S. Corp. ("Polystick") and secured by a pledge agreement between Polystick and Emerald pursuant to which Polystick has pledged 200,000 shares of GSV’s Series B Preferred Stock to Emerald.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

10.1	Agreement dated as of May 10, 2009 by and between GSV, Inc. and D. Emerald Investments Ltd.
10.2	Amended and Restated Convertible Promissory Note issued to D. Emerald Investments Ltd. dated as of May 10, 2009.
10.3	Amended and Restated Warrant issued to D. Emerald Investments Ltd. dated as of May 10, 2009.
10.4	Guarantor’s waiver and consent by Polystick U.S. Corp. in favor of D. Emerald Investments Ltd.

* * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSV, INC.
(Registrant)

Dated: June 23, 2009	By:	/s/ Gilad Gat
Gilad Gat
Chief Executive Officer
(Principal Executive Officer)